Exhibit 10.2

PAN AMERICAN FINANCE, LLC

October 19th, 2004

Mr. Ted Field
Chairman of the Board
ARTISTdirect, Inc.
10900 Wilshire Blvd
Suite 1400
Los Angeles, CA 90024

Dear Ted,

This is to inform you that I, Benjamin S. A. Moody, am hereby resigning from the Board of Directors of ARTISTdirect, Inc. effective as of October 18, 2004.

It’s been a pleasure to have had the opportunity to serve on your Board for the past 4 years.

Please don’t hesitate to contact me if you have further questions.

Yours Sincerely,

Benjamin S. A. Moody
Managing Director

501 Brickell Key Drive, Suite 300, Miami, Florida 33131
Telephone (305) 577-9799 Facsimile (305) 577-9766